   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998

                                                  Registration No. 33-8857
                                                  Registration No. 33-59435
----------------------------------------------------------------------------


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        ________________________

                     POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-3
                        REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933
                           ____________________

                     TELEPHONE AND DATA SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                                     36-2669023
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                    Identification Number)

                          30 NORTH LASALLE STREET
                           CHICAGO, ILLINOIS 60602
                               (312) 630-1900

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ____________________


        LeRoy T. Carlson, Chairman                   with a copy to:
     Telephone and Data Systems, Inc.      Wilbur C. Delp, Jr., Sidley & Austin
         30 North LaSalle Street                 One First National Plaza
         Chicago, Illinois 60602                 Chicago, Illinois 60603
              (312) 630-1900                          (312) 853-7000

          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                             ____________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. // ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. // ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. //

------------------------------------------------------------------------------

                           EXPLANATORY NOTE


          Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and Telephone and Data Systems, Inc., a Delaware corporation ("TDS Delaware"), which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into TDS Delaware, with TDS Delaware as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of TDS Delaware, each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of TDS Delaware, and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of TDS Delaware with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

          The Reincorporation Merger and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of TDS Delaware, dated March 24, 1998, which is incorporated by reference herein. TDS Iowa and its successor TDS Delaware are herein referred to as "TDS," the "Company" or the "Registrant."

          Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), TDS Delaware hereby adopts Registration Statements Nos. 33-8857 and 33-59435, as amended hereby, as its own for all purposes under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a result of the transaction described above.

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 relates to 337,500 Series A Common Shares of the Registrant, originally registered on Registration Statement No. 33-8857, for issuance pursuant to the Company's Series A Common Share Dividend Reinvestment Plan (the "Series A Plan"), and to 500,000 Common Shares of the Registrant originally registered on Registration Statement No. 33-59435, for issuance pursuant to Registrant's Common Share Dividend Reinvestment and Stock Purchase Plan (the "Common Share Plan"). This post-effective amendment contains two forms of Prospectus - one which relates to the Series A Plan and one which relates to the Common Share Plan.

PROSPECTUS


                       TELEPHONE AND DATA SYSTEMS, INC.
                             SERIES A COMMON SHARE
                       AUTOMATIC DIVIDEND REINVESTMENT PLAN
                             SERIES A COMMON SHARES
                               ($0.01 PAR VALUE)


     The Series A Common Share Automatic Dividend Reinvestment Plan, as amended (the "Plan"), of Telephone and Data Systems, Inc., a Delaware corporation (the "Company" or "TDS") provides holders of the Company's Series A Common Shares with a systematic, economic and convenient method of investing cash dividends from such shares in newly issued Series A Common Shares without payment of any brokerage commission or service charge and at a 5% discount from market value (as determined below). This Prospectus relates to 337,500 Series A Common Shares covered by the Registration Statement of which this Prospectus is a part.

     Participants in the Plan may:

          (1) have cash dividends on all of the Series A Common Shares automatically reinvested, or

          (2) have cash dividends on less than all of their Series A Common Shares automatically invested while continuing to receive the remainder of their cash dividends.

     The price for the Series A Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for reinvested dividends will be the dividend payment dates.

                      ___________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ___________________________

               The date of this Prospectus is May 22, 1998

                           TABLE OF CONTENTS


                                                                    PAGE

Summary of the Plan ..........................................        3
The Company ..................................................        4
Use of Proceeds ..............................................        5
Series A Common Share Automatic Dividend Reinvestment Plan ...        5
Purpose ......................................................        5
Advantages ...................................................        6
Administration ...............................................        6
Participation ................................................        6
Costs ........................................................        8
Purchases ....................................................        8
Reports to Participants ......................................        9
Dividends ....................................................        9
Certificates for Shares ......................................       10
Safekeeping of Shares ........................................       10
Withdrawal ...................................................       11
Other Information ............................................       11
Termination by Company .......................................       14
Legal Matters ................................................       14
Experts ......................................................       14
Where You Can Find More Information ..........................       15


PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY
STATEMENT

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN "FORWARD-LOOKING" STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT THE COMPANY'S BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CONTAIN POTENTIAL RISKS AND UNCERTAINTIES AND, THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

     IMPORTANT FACTORS THAT MAY AFFECT THESE PROJECTIONS OR EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN THE OVERALL ECONOMY; CHANGES IN COMPETITION IN MARKETS IN WHICH THE COMPANY OPERATES; ADVANCES IN TELECOMMUNICATIONS TECHNOLOGY; CHANGES IN THE TELECOMMUNICATIONS REGULATORY ENVIRONMENT; PENDING AND FUTURE LITIGATION; AVAILABILITY OF FUTURE FINANCING; START-UP OF PCS OPERATIONS; AND UNANTICIPATED CHANGES IN GROWTH IN CELLULAR CUSTOMERS, PENETRATION RATES, CHURN RATES AND THE MIX OF PRODUCTS AND SERVICES OFFERED IN THE COMPANY'S MARKETS. READERS SHOULD EVALUATE ANY STATEMENTS IN LIGHT OF THESE IMPORTANT FACTORS.

                          SUMMARY OF THE PLAN


 - PARTICIPATION: TDS record shareholders who own at least one whole Series A Common Share can participate in the Plan by submitting a completed Authorization Form. You may obtain Authorization Forms from TDS
    Investor Relations at (312) 630-1900. If your shares are held in a brokerage account, you may participate by having your broker register the Series A Common Shares in the Plan. No action is required if you are already participating in the Plan.

 - REINVESTMENT OF DIVIDENDS: You can reinvest your cash dividends on all or a portion of your Series A Common Shares toward the purchase of additional shares of TDS stock without paying fees.

 - PRICE FOR SHARES: The price for the Series A Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten
    (10) consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made.

 - INVESTMENT DATES: The Investment Dates for reinvested dividends will be the dividend payment dates.

 - SAFEKEEPING OF CERTIFICATES: You can transfer to the Agent for safekeeping your TDS stock certificates representing the Series A Common Shares on which you are having dividends reinvested under the Plan. There is no charge for this service. A certificate for any number of whole shares credited to an account will be sent to you, free of charge, upon written request.


 - WITHDRAWAL FROM THE PLAN: You may withdraw from the Plan at any time by notifying the Agent in writing. A certificate for the whole Series A Common Shares credited to your account, along with a cash payment for any fractional share, will be issued to you. Dividends paid after withdrawal from the Plan will be paid in cash directly to you, unless you elect to rejoin the Plan by submitting a new Authorization Form.

 - TRACKING YOUR INVESTMENT: You will receive a statement of your Plan account with respect to each month in which a transaction takes place. These statements provide details of the transactions and the share balance in your program account.

                                 THE COMPANY

     TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations. The Company's business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

     The Company's Restated Certificate of Incorporation establishes three tracking groups (the "Tracking Groups"), each of which would be represented by a different class of common stock ("Tracking Stock"), and one residual group (the "TDS Group"), which is represented by the Series A Common Shares and Common Shares of the Company.

     The United States Cellular Group Common Shares (the "Cellular Group Shares"), when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which consists of the Company's interest in United States Cellular Corporation, a subsidiary of the Company operating and investing in cellular telephone companies and properties ("U.S. Cellular").

     The TDS Telecommunications Group Common Shares (the "Telecom Group Shares"), when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which consists of the Company's interest in TDS Telecommunications Corporation, a subsidiary of the Company operating landline telephone companies ("TDS Telecom"), and includes the attribution of certain corporate debt.

     The Aerial Communications Group Common Shares (the "Aerial Group Shares"), when issued, are intended to reflect the separate performance of the Aerial Communications Group (the "Aerial Group"), which consists of the Company's interest in Aerial Communications, Inc., a subsidiary of the Company providing broadband personal communications services ("Aerial").

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and the Company, which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into Company, with Company as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of Company ("Common Shares"), each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of Company ("Series A Common Shares"), and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of Company with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

     In connection with the Reincorporation Merger, the Company intends to distribute (the "Distribution") one Cellular Group Share, two-thirds of a Telecom Group Share and two-thirds of an Aerial Group Share with respect to each outstanding Series A Common Share and Common Share. There can be no assurance that the Distribution will be completed or that it will be completed as currently contemplated.

     Upon the completion of the Distribution as contemplated, the Series A Common Shares and the Common Shares of the Company would represent a common equity interest in the TDS Group, which would have a Retained Interest of approximately 20-25% of the common shareholders' equity value of the Company attributable to each of the Cellular Group, the Telecom Group and the Aerial Group. Accordingly, the Series A Common Shares and Common Shares of TDS Delaware are intended to reflect the combined performance of the all of the Tracking Groups of TDS. In addition, the Series A Common Shares and Common Shares are intended to reflect the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. The TDS Group would also include such other assets and liabilities of the Company as the Board may in the future determine to attribute to the TDS Group and such other businesses, assets and liabilities as the Company or any of its subsidiaries may in the future acquire for the TDS Group, as determined by the Board. Until such time as there are any issued and outstanding Cellular Group Shares, Telecom Group

Shares and Aerial Group Shares, all of the Company's equity interest in the Cellular Group, the Telecom Group and the Aerial Group, respectively, will be deemed to be held by the TDS Group.

     The Company has attempted to reach an agreement with a special committee of U.S. Cellular relating to the acquisition by TDS of the outstanding shares of U.S. Cellular which TDS does not own in exchange for Cellular Group Shares, and to reach an agreement with a special committee of Aerial relating to the acquisition by TDS of the outstanding shares of Aerial which TDS does not own in exchange for Aerial Group Shares. There can be no assurance that TDS will be able to reach agreements relating to such transactions. If TDS is unable to reach such agreements or otherwise acquire the publicly-held shares of U.S. Cellular or Aerial, such shares would continue to remain outstanding.

     The Reincorporation Merger, the Distribution and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of Company, dated March 24, 1998, as supplemented, which is part of the Company's Registration Statement on Form S-4 (Registration No. 333-42535) which is incorporated by reference herein.

     The Company is the successor to TDS Iowa. As noted above, in 1998, TDS Iowa merged with and into the Company, with the Company surviving the merger. The Company's corporate headquarters are located at 30 N. LaSalle, Suite 4000, Chicago, Illinois 60602, and its telephone number is (312) 630-1900. Except where the context otherwise indicates, the term "Company" and "TDS" include Telephone and Data Systems, Inc., a Delaware corporation, and its subsidiaries.

                            USE OF PROCEEDS

     The number of Series A Common Shares that will be sold under the Plan and the prices at which such shares will be sold cannot now be determined. The net proceeds from the sale of such shares will be used by the Company for general corporate purposes of the Company's TDS Group. Until the proceeds are used for these purposes, the Company may deposit them in interest-bearing accounts or invest them in certificates of deposit, United States Government securities or prime commercial paper.

        SERIES A COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT PLAN

     The following is a question and answer statement of the provisions of the Company's Series A Common Share Automatic Dividend Reinvestment Plan (the "Plan"). Questions and Answers 1 through 31 both explain and constitute the Plan.

                               PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of the Company's Series A Common Shares with a systematic, economic and convenient method of investing cash dividends from such shares in newly issued Series A Common Shares of the Company without payment of any brokerage commission or service charge, and at a 5% discount from market value (as determined below). Since the additional Series A Common Shares will be purchased directly from the Company, the Plan will provide the Company with additional capital funds.

                             ADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants may purchase Series A Common Shares of the Company with cash dividends on all or less than all of the Company's Series A Common Shares registered in their names. The price of Series A Common Shares purchased with cash dividends will be 95% of market value as set forth in the Answer to Question 13.

     No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. IN ADDITION, DIVIDENDS IN RESPECT OF SUCH FRACTIONS, AS WELL AS IN RESPECT OF FULL SHARES, WILL BE CREDITED TO PARTICIPANTS' ACCOUNTS AND REINVESTED IN THE COMPANY'S SERIES A COMMON SHARES UNDER THE PLAN. The safekeeping of Series A Common Shares credited to a participant's account is assured since certificates for such shares are not issued unless requested by the participant. Regular statements of account will provide simplified record keeping.

                           ADMINISTRATION

3.   WHO ADMINISTERS THE PLAN?

     Harris Trust and Savings Bank (the "Agent") acts as an agent for participants in the Plan. The Agent keeps a continuing record of each participant's account, sends periodic statements of account to each participant with respect to each month in which a transaction takes place and performs other duties relating to the Plan. Series A Common Shares of the Company purchased under the Plan will be registered in the name of the Agent or its nominee, as Agent for each participant in the Plan, and will be credited to the accounts of the respective participants. Should Harris Trust and Savings Bank resign, another bank will be asked to serve as the Agent. All communications regarding the Plan should be sent to the Agent addressed as follows:

          Telephone and Data Systems, Inc.
          Series A Common Share Automatic Dividend Reinvestment Plan c/o Harris Trust and Savings Bank
          P.O. Box 755
          Chicago, Illinois  60690
          (telephone: 312/360-5337)

     Harris Trust and Savings Bank also acts as dividend disbursing and transfer agent for the Company's Series A Common Shares.

                          PARTICIPATION

4.   WHO IS ELIGIBLE TO PARTICIPATE?

     All holders of record of at least one whole Series A Common Share are eligible to participate in the Plan. Beneficial owners of Series A Common Shares which currently are registered in names other than their own (for example, in the name of a broker or bank nominee) who wish to participate in the Plan must either make appropriate arrangements for their nominee to do so or must become security owners of record of Series A Common Shares.

     All holders of record of at least one whole Series A Common Share are eligible to participate in the Plan, unless they are citizens of a state or foreign jurisdiction in which it would be unlawful for the Company to allow such participation. The Company is not aware of any jurisdiction in which the making of the offer is not in compliance with valid applicable law. If the Company becomes aware of any jurisdiction in which the making of the offer would not be in compliance with valid applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the offer will not be made to holders of shares residing in any such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall not be deemed to be made unless it is made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction, as may be designated by the Company.

5.   HOW DOES A SERIES A COMMON SHAREHOLDER PARTICIPATE?

     A holder of Series A Common Shares may join the Plan at any time by signing an "Authorization Form" and returning it to the Agent. An Authorization Form and postage paid envelope may be obtained by written request addressed to the Agent at the above address or by writing or calling the Company as follows:

          Telephone and Data Systems, Inc.
          Series A Common Shares Automatic Dividend Reinvestment Plan 30 North LaSalle Street
          Suite 4000
          Chicago, Illinois  60602
          Attn: Investor Relations Coordinator
          (telephone:  312/630-1900)

6.   WHEN DOES A SERIES A COMMON SHAREHOLDER'S PARTICIPATION START?

SERIES A COMMON SHAREHOLDERS

     If an Authorization Form directing dividend reinvestment is received from a Series A Common Shareholder by the Agent on or before the last business day of the month preceding the next dividend payment, that dividend will be applied to the purchase of Series A Common Shares under the Plan. If the Authorization Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding payment.
Cash dividends on the Series A Common Shares are ordinarily paid in March, June, September and December.

     For example, if the Company's Board of Directors establishes June 30 as the payment date for a Series A Common Share cash dividend, then in order to reinvest the dividends payable on June 30 in new Series A Common Shares under the Plan, a Series A Common Shareholder's Authorization Form must be received by the Agent no later than the last business day in May. If the Authorization Form is received after the last business day in May, the dividends payable on June 30 will be paid in cash and the Common Shareholder's participation in the Plan will commence with the next Series A Common Share cash dividend payment date.

7. WILL A SERIES A COMMON SHAREHOLDER PRESENTLY ENROLLED IN THE SERIES A COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT PLAN FOR SHAREHOLDERS OF TELEPHONE AND DATA SYSTEMS, INC., AN IOWA CORPORATION (THE "TDS-IOWA PLAN") AUTOMATICALLY BE ENROLLED IN THE PLAN?

     Yes. The Company adopted and continued the TDS-Iowa Plan, as amended hereby, on the effective date of the Reincorporation Merger. A Series A Common Shareholder enrolled in the TDS-Iowa Plan will continue to be enrolled in the Plan in accordance with the participation option chosen under the TDS-Iowa Plan, PROVIDED he or she is a holder of record of at least one whole Series A Common Share.

     If a holder of Series A Common Shares enrolled in the TDS-Iowa Plan does not wish to participate in the Plan, he or she should withdraw from the Plan in the manner described in the Answers to Questions 20 and 21. If a holder of Series A Common Shares wishes to change the nature of his or her participation from that in the TDS-Iowa Plan, he or she should return an Authorization Form as described herein. If a holder of Series A Common Shares enrolled in the TDS-Iowa Plan does not wish to withdraw or change the nature of his or her participation, he or she will be continued in the Plan and the cash dividends on those Series A Common Shares owned of record by that shareholder and designated for reinvestment under the TDS-Iowa Plan will be used to purchase Series A Common Shares under the Plan at the 5% discount.

8.   WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form provides for the purchase of new Series A Common Shares through the following investment options offered under the Plan:

     FULL REINVESTMENT - Cash dividends Series A Common Shares held of record by a holder of Series A Common Shares will be invested at 95% of market value (see the Answer to Question 13).

     PARTIAL REINVESTMENT - Cash dividends on less than all of the shares held of record by a holder of Series A Common Shares will be invested at 95% of market value (see the Answer to Question 13) and the shareholder will continue to receive cash dividends on the other shares.

     CASH DIVIDENDS ON SERIES A COMMON SHARES CREDITED TO THE PARTICIPANT'S ACCOUNT UNDER THE PLAN (INCLUDING FRACTIONAL SHARES) ARE AUTOMATICALLY REINVESTED TO PURCHASE ADDITIONAL SERIES A COMMON SHARES NO MATTER WHICH OPTION IS CHOSEN. The Authorization Form also serves to appoint Harris Trust and Savings Bank as Agent for the participant.

     If a holder of Series A Common Shares has more than one stock account pursuant to which he or she is eligible to participate in the Plan, A SEPARATE AUTHORIZATION FORM IS REQUIRED FOR EACH ACCOUNT THAT HE OR SHE WISHES INCLUDED IN THE PLAN.

9.   IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. An eligible shareholder who desires the dividends on only some of his or her full Series A Common Shares to be invested under the Plan may indicate such number of shares upon the applicable Authorization Form(s) under "Partial Dividend Reinvestment."

10.  MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF PARTICIPATION AFTER
     ENROLLMENT?

     Yes. If a shareholder elects to participate through the reinvestment of dividends but later decides to change the number Series A Common Shares for which dividends are being reinvested, a new Authorization Form may be executed and returned to the Agent.

                                  COSTS

11. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. Participants will incur no costs. There are no brokerage fees because Series A Common Shares are purchased directly from the Company. All costs of administration of the Plan will be paid by the Company.

                                  PURCHASES

12.  WHEN ARE THE INVESTMENT DATES?

     The Investment Dates for Series A Common Shares purchased under the Plan with cash dividends on Series A Common Shares are the cash dividend payment dates. The Company usually pays cash dividends on its Series A Common Shares in March, June, September and December.

13.  HOW WILL THE PURCHASE PRICE OF SERIES A COMMON SHARES BE DETERMINED?

     No market exists for the Series A Common Shares. Therefore, the Company is assuming for purposes hereof that each Series A Common Share has a fair market value equal to one of the Company's Common Shares because the Series A

Common Shares are presently convertible into Common Shares on a one-for-one basis. Accordingly, the price of Series A Common Shares purchased with reinvested cash dividends will be 95% of the average daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the Common Shares reported on the American Stock Exchange for a substantial amount of time during any such trading period, the purchase price per share shall be determined by the Company on the basis of such market quotations as it shall deem appropriate. No Series A Common Shares will be sold by the Company at less than the par value of such shares.

14.  HOW MANY SERIES A COMMON SHARES WILL BE PURCHASED FOR PARTICIPANTS?

     The number of Series A Common Shares to be purchased on an Investment Date will be determined by the amount of each participant's dividends (including dividends on Series A Common Shares purchased under the Plan) and the applicable price of the Company's Common Shares. Each participant's account in the Plan will be credited with the number of Series A Common Shares, including fractional shares computed to four decimal places, equal to the amount of the dividends being invested divided by 95% of the applicable purchase price.

                           REPORTS TO PARTICIPANTS

15.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Each participant in the Plan will receive a statement of his or her account with respect to each month in which a transaction takes place. These statements are a participant's continuing record of the cost of his or her purchases. PARTICIPANTS SHOULD RETAIN THESE STATEMENTS FOR INCOME TAX PURPOSES. Each statement will set forth the following information when applicable:

     (1) The total number of Series A Common Shares registered in the name of the participant which is participating in the Plan.

     (2) The total number of Series A Common Shares which have been accumulated under the Plan by the Participant but for which certificates have not been issued (See Answer to Question 17).

     (3) The following information for each transaction during the month and all transactions to date during the current year:

          (a)  the amount of dividends invested;

          (b)  the price per share for each transaction;

          (c)  the number of shares purchased; and

          (d)  certain tax information.

     In addition, each participant will receive copies of communications sent to every other holder of the Company's Series A Common Shares, including the Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and Proxy Statement, and Internal Revenue Service ("IRS") information on Form 1099 for reporting dividend income.

                                DIVIDENDS

16.  WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes. Participants will be credited with the amount of dividends attributable to fractions of shares in their accounts under the Plan and such dividends will be reinvested.

                           CERTIFICATES FOR SHARES

17. WILL CERTIFICATES BE ISSUED FOR SHARES OF SERIES A COMMON SHARES PURCHASED UNDER THE PLAN?

     Normally, certificates for the Company's Series A Common Shares purchased under the Plan will not be issued to participants. The number of Series A Common Shares credited to a participant's account under the Plan will be shown on each statement of account mailed to the participant. This convenience protects against loss, theft, or destruction of stock certificates.

     Certificates for any number of whole Series A Common Shares credited to an account under the Plan will be issued upon the written request of the participant to the Agent and issuance of such certificates will not terminate participation in the Plan. Any remaining full shares and fraction of a share will continue to be credited to the participant's Plan account.

     Dividends on Plan Series A Common Shares for which a participant requests and receives a certificate will be reinvested in the Company's Series A Common Shares at the 5% discount under the Plan and the Series A Common Shares purchased therewith will be credited to the Participant's Plan IF the participant continues to own these Series A Common Shares and has elected full dividend reinvestment of Series A Common Shares on his or her current Series A Common Share Authorization Form. A participant who continues to own the Series A Common Shares in question and desires to have the dividends on these shares reinvested in the Company's Series A Common Shares but who does not have an existing Authorization Form for Series A Common Shares or has elected only partial reinvestment of his or her Series A Common Share dividends on the current Authorization Form will have to execute a new Authorization Form and return it to the Agent as set forth in the Answer to Question 10. Otherwise, dividends on these Series A Common Shares will not be reinvested in the Company's Series A Common Shares at the 5% discount as they were when they were held for the participant in the Plan. Rather, the dividends on the Series A Common Shares in question will be paid to the Shareholder in cash.

     Series A Common Shares credited to the account of a participant under the Plan may not be pledged as collateral otherwise transferred. A participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in his or her name.

     Certificates for fractional Series A Common Shares will not be issued under any circumstances.

     An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for Series A Common Shares purchased under the Plan. This request should be sent to the Agent (see Answer to Question 3).

18.  IN WHOSE NAME WILL CERTIFICATES BE ISSUED?

     Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of participants will be similarly registered.

                         SAFEKEEPING OF SHARES

19. MAY PARTICIPANTS TRANSFER SERIES A COMMON SHARES WHICH ARE DESIGNATED FOR PARTICIPATION IN THE PLAN TO THE AGENT FOR SAFEKEEPING?

     Yes. Participants may transfer to the Agent for safekeeping certificates representing Series A Common Shares registered in their name. These shares will be credited to the participants' accounts under the Plan along with shares purchased for them under the Plan. There is no charge for this service. The stock certificates should be sent by registered mail, return receipt requested and properly insured, to the Agent. Certificates should not be endorsed.

     Dividends will be reinvested in shares represented by the certificates transferred to the Agent.

                              WITHDRAWAL

20.  WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time by notifying the Agent in writing. If the notice of termination is received by the Agent prior to the fifth business day preceding the record date for the next Series A Common Share cash dividend, the amount of that dividend will be paid to the withdrawing participant. If the notice of termination is received by the Agent on or after the fifth business day preceding the record date for the next Series A Common Share cash dividend, the next dividend will be reinvested and subsequent dividends will be paid in cash.

     Dividends paid after withdrawal from the Plan will be paid in cash directly to the shareholder unless he or she elects to rejoin the Plan, which the shareholder may do as set forth in the Answer to Question 22.

21. WHAT HAPPENS WHEN A PARTICIPANT WITHDRAWS FROM THE PLAN OR THE PLAN IS TERMINATED?

     When a participant withdraws from the Plan, or ceases to be a shareholder of record, or ceases to be an eligible shareholder, or upon termination of the Plan by the Company, a certificate for the whole Series A Common Shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fractional share. This cash payment will be based on the closing price of the Company's Common Shares on the American Stock Exchange as of the date the written request for withdrawal is received, or the participant ceases to be a shareholder of record, or the participant ceases to be an eligible shareholder, or the Plan is terminated, whichever is applicable, or if no trading occurs on such date, the next day on which the Common Shares are traded.

                          OTHER INFORMATION

22.  WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

     Generally, a shareholder may rejoin the Plan at any time, provided he or she is an eligible shareholder, by submitting a new Authorization Form. However, the Company reserves the right to reject any Authorization Form from a previous participant on the grounds of repeated joinings and withdrawals from Plan participation. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

23. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS ALL OF HIS OR HER SERIES A COMMON SHARES?

     If a participant ceases to be a shareholder of record holding at least one whole Series A Common Share, a cash payment will be made for any fractional share remaining in the Plan. Thereafter, the shareholder may rejoin the Plan as set forth in the Answer to Question 22 if he or she is or becomes a holder of at least one whole Series A Common Share.

24. WHAT HAPPENS WHEN A PARTICIPANT WHO IS REINVESTING DIVIDENDS ON ALL OR LESS THAN ALL OF THE SHARES REGISTERED IN HIS OR HER NAME SELLS OR TRANSFERS A PORTION OF SUCH SHARES?

     If a participant who is reinvesting dividends on all or only a portion of Series A Common Shares registered in his or her name disposes of a portion of such shares, the Company will continue to reinvest dividends on the remainder of the Series A Common Shares registered in the participant's name up to the number indicated on the participant's Authorization Form as the number of Series A Common Shares for which dividends are to be reinvested, PROVIDED the participant continues to hold at least one whole Series A Common Share. For example, if a participant authorized the Company to reinvest dividends on 50 Series A Common Shares of a total of 100 Series A Common Shares registered in his or her name, and then disposes of 25 Series A Common Shares, the Company would continue to reinvest dividends on 50 of the remaining 75 shares.

25.  DOES PARTICIPATION IN THE PLAN INVOLVE RISK?

     The Plan itself creates no risk. The risk to participants is the same as with any other investment in the Company's Series A Common Shares. It should be recognized that since investment prices are determined as an average of the daily high and low sales prices for a period of ten (10) consecutive trading dates on which the Company's Common Shares are traded (see Answer to Question 13), a participant loses any advantage otherwise available from being able to select the timing of his or her investment. PARTICIPANTS MUST RECOGNIZE THAT NEITHER THE COMPANY NOR THE AGENT CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

     SHAREHOLDERS ARE REFERRED TO THE RISK FACTORS DESCRIBED IN THE COMPANY'S PROSPECTUS DATED MARCH 24, 1998 WHICH IS A PART OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-42535), WHICH IS INCORPORATED BY REFERENCE HEREIN.

26. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     Any Series A Common Shares distributed by the Company as a stock dividend on shares credited to a participant's Plan account, or upon any split of such shares, will be credited to the participant's Plan account. Stock dividends distributed on Series A Common Shares in shares of any other class of capital stock will be mailed directly to the shareholder in the same manner as to shareholders not participating in the Plan. However, if a dividend reinvestment plan or bookkeeping entry facility is established for the shares of such other capital stock distributed as a dividend, the participant will automatically become a participant of such dividend reinvestment plan or bookkeeping entry facility and the shares distributed to such participant will instead be credited to the participant's account. In a rights offering, a participant's entitlement will be based upon his or her total holdings, including shares credited to the participant's account under the Plan. Rights certificates will be issued for the number of whole Series A Common Shares only, however, and rights based on a fraction of a Series A Common Share held in a participant's Plan account will be sold for the participant's account and the net proceeds will be forwarded to the participant.

27.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT SHAREHOLDERS' MEETINGS?

     All Series A Common Shares held in the Plan for a participant will be voted as the participant directs on a proxy or voting instruction form which will be furnished to the participant. If the participant does not return the proxy or form to the Agent, the Agent will not vote the participant's Plan shares.

28.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
     PLAN?

     The following discussion sets forth the general Federal income tax consequences for participants in the Plan. However, the discussion is not intended to be an exhaustive treatment of such tax consequences. For example, the discussion does not address the treatment of stock dividends, stock splits or a rights offering to participants in the Plan. It also does not address differences in tax treatment with respect to participants who do not hold the Series A Common Shares as capital assets. Because the tax laws are complex and constantly changing, participants are urged to consult their own tax advisors regarding the tax consequences of participating in the Plan (including the effects of any applicable state, local or foreign tax laws) and for rules regarding the tax basis in special cases such as the death of a participant or a gift of Series A Common Shares held under the Plan and for other tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the Federal income tax treatment discussed herein.

     In general, participants in the Plan who elect to reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on the dividend payment date of the Series A Common Shares purchased with reinvested dividends (rather than a distribution in the amount of cash otherwise payable to the participant). It should be noted that the fair market value of the Series A Common Shares on the dividend payment date is likely to differ from the price paid for the Series A Common Shares under the Plan because the price paid for such shares will be only 95% of the market value described in Question 13. Moreover, as described in Question 13, such market value is based on the average of the high and low sales prices for the Company's

Common Shares over a ten-day period preceding the dividend payment date, rather than the reported sales prices on the dividend payment date itself. Furthermore, such market value is based on the assumption that each Series A Common Share has a fair market value equal to one of the Company's Common Shares, and there can be no assurance that the Internal Revenue Service ("IRS") will agree with that assumption. Participants should not be treated as receiving an additional distribution based upon their pro rata share of the Plan administration costs paid by the Company; however, there can be no assurance that the IRS will agree with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

     Generally, the distribution described above (the fair market value, on the dividend payment date, of the Series A Common Shares purchased with reinvested dividends) will be taxable to participants as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits for Federal income tax purposes. The amount of the distribution in excess of such earnings and profits will reduce a participant's tax basis in the Series A Common Shares with respect to which such distribution was received, and, to the extent in excess of such basis, result in capital gain.
 Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction.

     Tax information will be shown on the statements of account sent to participants which participants should retain for tax purposes. These statements are important for computing the tax basis of Series A Common Shares acquired under the Plan. The Form 1099 which each participant will receive annually will include the income which (based on the Company's determination of the fair market value of the Series A Common Shares on the dividend payment date, assuming each Series A Common Share has a fair market value on the dividend payment date equal to one of the Company's Common Shares on that date) is deemed to result from the receipt of the Series A Common Shares under the Plan.

     As a general rule, the tax basis of shares (or any fraction of a share) purchased with reinvested dividends will equal the fair market value of such shares (or fractional share) on the dividend payment date.

     The holding period for Series A Common Shares (or a fraction thereof) received as a result of reinvestment of dividends under the Plan will begin on the day following the purchase date.

     Participants will generally not realize any taxable income when they receive certificates for whole Series A Common Shares credited to their accounts under the Plan, either upon their request for certificates for certain of those shares, upon ceasing to be a shareholder of record, upon ceasing to be an eligible shareholder, or upon withdrawal from or termination of the Plan. However, a participant may realize a gain or loss when Series A Common Shares acquired under the Plan are subsequently sold. In addition, participants may realize gain or loss when they receive a cash adjustment for fractional shares credited to their accounts upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the Participant sells less than all of his or her shares). Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares or fractional shares exceeds one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain taxpayers. The distinction between capital gain or loss and ordinary income and loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any loss may be disallowed under the "wash sale" rules to the extent the shares disposed of are replaced (through the Plan or otherwise) during the 61-day period beginning 30 days before and ending 30 days after the date of disposition.

29. WHAT PROVISION IS MADE FOR SHAREHOLDERS (FOREIGN AND DOMESTIC) WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?

     In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Agent will invest in the Company's Series A Common Shares an amount equal to the dividends of such foreign participants less the amount of tax required to be withheld.

     Under certain circumstances, the Company may be required to backup-withhold income tax on the dividends of participating domestic shareholders, including those domestic shareholders who do not accurately report their dividend income, fail to provide the Company with their taxpayer identification number, provide the Company with an incorrect taxpayer identification number or fail to provide the Company with a certificate setting forth that they are not subject to backup withholding. If this should occur, thirty-one percent (31%) of the dividend income, or such other percentage as may be required from time to time, will be withheld.

     The statements of account sent to participants will indicate the amount of any income tax withheld. The Company cannot refund amounts withheld. Participants subject to withholding should contact their tax advisors or the IRS for additional information.

30. WHAT ARE THE RESPONSIBILITIES OF THE SHAREHOLDERS' AGENT AND THE COMPANY UNDER THE PLAN?

     In performing their duties under the Plan, the Agent and the Company will at all times act in the best interests of the participants. However, they will not be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

     Although the Plan contemplates the continuation of quarterly Series A Common Share dividend payments, the payment of future Series A Common Share dividends will depend upon future earnings, the amount available for payment of dividends by the TDS Group and the Company, the financial condition of the TDS Group, the Company and other factors.

                           TERMINATION BY COMPANY

31.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of such suspension, modification or termination.

                                 LEGAL MATTERS

     Certain legal matters relating to the securities offered hereby will be passed upon for the Company by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.

                                    EXPERTS

     The audited consolidated financial statements of the Company and its Subsidiaries incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP independent public accountants, as indicated in their reports with respect thereto, and have been so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     Future consolidated financial statements of the Company and its Subsidiaries and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that such firm has examined those financial statements and consented to the use of their reports thereon.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials may also be accessed electronically by means of the SEC's web site at http://www.sec.gov.

     The Company filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirety by such other information.

     The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's business and finances.

     1.   TDS's Annual Report on Form 10-K for the year ended December 31,
          1997;

     2.   TDS's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1998;

     3. TDS's Current Reports on Form 8-K, reporting events on January 28, February 10, March 24, April 17, April 21 and April 27, 1998;

     4. The Company's Prospectus dated March 24, 1998, which is part of its Registration Statement on Form S-4 (Registration Number 333-42535); and

     5. The Company's Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of the Company's capital stock.

     This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC between the date of this Prospectus and the date our offering is completed.

     YOU MAY OBTAIN COPIES OF SUCH DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30
N. LASALLE STREET, CHICAGO, IL 60602, (312) 630-1900. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO MAKING AN INVESTMENT DECISION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS.
 YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF SUCH PROSPECTUS, AND NEITHER THE MAILING OF THE PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ANY SECURITIES HEREUNDER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROSPECTUS DOES NOT OFFER TO BUY OR SELL ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

PROSPECTUS

                       TELEPHONE AND DATA SYSTEMS, INC.
                                 COMMON SHARE
                        AUTOMATIC DIVIDEND REINVESTMENT
                                     AND
                             STOCK PURCHASE PLAN
                                 COMMON SHARES
                               ($0.01 PAR VALUE)

     The Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan"), of Telephone and Data Systems, Inc., a Delaware corporation (the "Company" or "TDS") provides ELIGIBLE holders (as defined in the Plan) of the Company's Common Shares and Preferred Shares with a systematic, economic and convenient method of investing cash dividends from such shares and/or limited optional cash payments in newly issued Common Shares without payment of any brokerage commission or service charge and, in the case of reinvested cash dividends, at a 5% discount from market value (as determined below). This Prospectus relates to 500,000 Common Shares covered by the Registration Statement of which this Prospectus is a part.

     The Company's Common Shares have less voting power than its Series A Common Shares. The Series A Common Shares, which have effective control of the Company, ARE NOT BEING OFFERED BY THIS PLAN. The holders of the Company's Series A Common Shares have their own Automatic Dividend Reinvestment Plan.

     Participants in the Plan may:

          (1) have cash dividends on all of the Common Shares and Preferred Shares automatically reinvested and have the option of investing limited additional amounts by making cash payments, or

          (2) have cash dividends on less than all of their Common Shares and Preferred Shares (but not less than 10 shares of each class or series) automatically invested while continuing to receive the remainder of their cash dividends and have the option of investing limited additional amounts by making cash payments, or

          (3) invest only by making optional cash payments of not less than $10 per payment or more than $5,000 per quarter.

     The price for the Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for reinvested dividends will be the dividend payment dates.
 The price of the Common Shares purchased with optional cash payments will be 100% of the average of the daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for optional cash payments will be the first business trading day of each month.

                          _________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          _________________________

                      The date of this Prospectus is May 22, 1998

                           TABLE OF CONTENTS


                                                                     PAGE

Summary of the Plan .................................................  3
The Company .........................................................  4
Use of Proceeds .....................................................  5
Common Share Automatic Dividend Reinvestment and Stock Purchase Plan.  5
Purpose .............................................................  5
Advantages ..........................................................  6
Administration ......................................................  6
Participation .......................................................  6
Costs ...............................................................  9
Purchases ...........................................................  9
Optional Cash Payments............................................... 10
Reports to Participants ............................................. 11
Dividends ........................................................... 12
Certificates for Shares ............................................. 12
Safekeeping of Shares ............................................... 13
Withdrawal .......................................................... 13
Other Information ................................................... 13
Termination by Company .............................................. 16
Legal Matters ....................................................... 16
Experts ............................................................. 17
Where You Can Find More Information ................................. 17

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY
STATEMENT

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN "FORWARD-LOOKING" STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT THE COMPANY'S BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CONTAIN POTENTIAL RISKS AND UNCERTAINTIES AND, THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

     IMPORTANT FACTORS THAT MAY AFFECT THESE PROJECTIONS OR EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN THE OVERALL ECONOMY; CHANGES IN COMPETITION IN MARKETS IN WHICH THE COMPANY OPERATES; ADVANCES IN TELECOMMUNICATIONS TECHNOLOGY; CHANGES IN THE TELECOMMUNICATIONS REGULATORY ENVIRONMENT; PENDING AND FUTURE LITIGATION; AVAILABILITY OF FUTURE FINANCING; START-UP OF PCS OPERATIONS; AND UNANTICIPATED CHANGES IN GROWTH IN CELLULAR CUSTOMERS, PENETRATION RATES, CHURN RATES AND THE MIX OF PRODUCTS AND SERVICES OFFERED IN THE COMPANY'S MARKETS. READERS SHOULD EVALUATE ANY STATEMENTS IN LIGHT OF THESE IMPORTANT FACTORS.

                         SUMMARY OF THE PLAN


 - PARTICIPATION: TDS record shareholders who own ten (10) or more of the Company's Common Shares and/or ten (10) or more shares of any series of the Company's Preferred Shares can participate in the Plan by submitting a completed Authorization Form. You may obtain Authorization Forms from TDS Investor Relations at (312) 630-1900. If your shares are held in a brokerage account,you may participate by having your broker register a minimum of ten (10) shares in the Plan. No action is required if you are already participating in the Plan.

 - REINVESTMENT OF DIVIDENDS: You can reinvest your cash dividends on all or a portion of your Common and/or Preferred Shares (but not less than ten (10) shares of each class or series of participating securities) toward the purchase of additional shares of TDS stock without paying fees.

 - OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional TDS Common Shares without paying fees. You can invest a minimum of $10 per payment up to a maximum of $5,000 in any one quarter. You can pay by check or money order payable to the Agent for the Plan, and any optional cash payment received prior to the fifth business day prior to the end of a month will be invested on the first business trading day of the next month.

 - PRICE FOR SHARES: The price for the Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The price of the Common Shares purchased with optional cash payments will be 100% of the average of the daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made.

 - INVESTMENT DATES: The Investment Dates for reinvested dividends will be the dividend payment dates. The Investment Dates for optional cash payments will be the first business trading day of each month.

 - SAFEKEEPING OF CERTIFICATES: You can transfer to the Agent for safekeeping your TDS stock certificates representing the Common Shares on which you are having dividends reinvested under the Plan. There is no charge for this service. A certificate for any number of whole shares credited to an account will be sent to you, free of charge, upon written request.


 - WITHDRAWAL FROM THE PLAN: You may withdraw from the Plan at any time by notifying the Agent in writing. A certificate for the whole Common Shares credited to your account, along with a cash payment for any fractional share, will be issued to you. Dividends paid after withdrawal from the Plan will be paid in cash directly to you, unless you elect to rejoin the Plan by submitting a new Authorization Form.

 - TRACKING YOUR INVESTMENT: You will receive a statement of your Plan account with respect to each month in which a transaction takes place. These statements provide details of the transactions and the share balance in your program account.

                                 THE COMPANY


     TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations. The Company's business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

     The Company's Restated Certificate of Incorporation establishes three tracking groups (the "Tracking Groups"), each of which would be represented by a different class of common stock ("Tracking Stock"), and one residual group (the "TDS Group"), which is represented by the Series A Common Shares and Common Shares of the Company.

     The United States Cellular Group Common Shares (the "Cellular Group Shares"), when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which consists of the Company's interest in United States Cellular Corporation, a subsidiary of the Company operating and investing in cellular telephone companies and properties ("U.S. Cellular").

     The TDS Telecommunications Group Common Shares (the "Telecom Group Shares"), when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which consists of the Company's interest in TDS Telecommunications Corporation, a subsidiary of the Company operating landline telephone companies ("TDS Telecom"), and includes the attribution of certain corporate debt.

     The Aerial Communications Group Common Shares (the "Aerial Group Shares"), when issued, are intended to reflect the separate performance of the Aerial Communications Group (the "Aerial Group"), which consists of the Company's interest in Aerial Communications, Inc., a subsidiary of the Company providing broadband personal communications services ("Aerial").

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and the Company, which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into Company, with Company as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of Company ("Common Shares"), each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of Company ("Series A Common Shares"), and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of Company with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

     In connection with the Reincorporation Merger, the Company intends to distribute (the "Distribution") one Cellular Group Share, two-thirds of a Telecom Group Share and two-thirds of an Aerial Group Share with respect to each outstanding Series A Common Share and Common Share. There can be no assurance that the Distribution will be completed or that it will be completed as currently contemplated.

     Upon the completion of the Distribution as contemplated, the Series A Common Shares and the Common Shares of the Company would represent a common equity interest in the TDS Group, which would have a Retained Interest of approximately 20-25% of the common shareholders' equity value of the Company attributable to each of the Cellular Group, the Telecom Group and the Aerial Group. Accordingly, the Series A Common Shares and Common Shares of TDS Delaware are intended to reflect the combined performance of the all of the Tracking Groups of TDS. In addition, the Series A Common Shares and Common Shares are intended to reflect the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. The TDS Group would also include such other assets and liabilities of the Company as the Board may in the future determine to attribute to the TDS Group and such other businesses, assets and liabilities as the Company or any of its subsidiaries may in the future acquire for the TDS Group, as determined by the Board. Until such time as there are any issued and outstanding Cellular Group Shares, Telecom Group

Shares and Aerial Group Shares, all of the Company's equity interest in the Cellular Group, the Telecom Group and the Aerial Group, respectively, will be deemed to be held by the TDS Group.

     The Company has attempted to reach an agreement with a special committee of U.S. Cellular relating to the acquisition by TDS of the outstanding shares of U.S. Cellular which TDS does not own in exchange for Cellular Group Shares, and to reach an agreement with a special committee of Aerial relating to the acquisition by TDS of the outstanding shares of Aerial which TDS does not own in exchange for Aerial Group Shares. There can be no assurance that TDS will be able to reach agreements relating to such transactions. If TDS is unable to reach such agreements or otherwise acquire the publicly-held shares of U.S. Cellular or Aerial, such shares would continue to remain outstanding.

     The Reincorporation Merger, the Distribution and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of Company, dated March 24, 1998, as supplemented, which is part of the Company's Registration Statement on Form S-4 (Registration No. 333-42535, which is incorporated by reference herein.

     The Company is the successor to TDS Iowa. As noted above, in 1998, TDS Iowa merged with and into the Company, with the Company surviving the merger. The Company's corporate headquarters are located at 30 N. LaSalle, Suite 4000, Chicago, Illinois 60602, and its telephone number is (312) 630-1900. Except where the context otherwise indicates, the term "Company" and "TDS" include Telephone and Data Systems, Inc., a Delaware corporation, and its subsidiaries.

                            USE OF PROCEEDS

     The number of Common Shares that will be sold under the Plan and the prices at which such shares will be sold cannot now be determined. The net proceeds from the sale of such shares will be used by the Company for general corporate purposes of the Company's TDS Group. Until the proceeds are used for these purposes, the Company may deposit them in interest-bearing accounts or invest them in certificates of deposit, United States Government securities or prime commercial paper.

                COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT
                          AND STOCK PURCHASE PLAN

     The following is a question and answer statement of the provisions of the Company's Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Questions and Answers 1 through 35 both explain and constitute the Plan.

                               PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide eligible holders, as defined in the Answer to Question 4, of the Company's Common Shares and Preferred Shares, with a systematic, economic and convenient method of investing cash dividends from such shares and/or limited optional cash payments in Common Shares of the Company without payment of any brokerage commission or service charge, and, in the case of reinvested cash dividends, at a 5% discount from market value (as determined below). Since the additional Common Shares will be purchased directly from the Company, the Plan will provide the Company with additional capital funds.

                              ADVANTAGES

2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants may purchase Common Shares of the Company with cash dividends on all or less than all of the Company's Common Shares and/or Preferred Shares registered in their names (but not less than 10 shares of each class or series). See the Answer to Question 4. Participants also may purchase Common Shares as often as monthly with optional cash payments of not less than $10 per payment, nor more than an aggregate of $5,000 per quarter. The price of Common Shares purchased with cash dividends will be 95% of market value as set forth in the Answer to Question 13, and the price of Common Shares purchased with optional cash payments will be 100% of market value as set forth in the Answer to Question 13.

     No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. IN ADDITION, DIVIDENDS IN RESPECT OF SUCH FRACTIONS, AS WELL AS IN RESPECT OF FULL SHARES, WILL BE CREDITED TO PARTICIPANTS' ACCOUNTS AND REINVESTED IN THE COMPANY'S COMMON SHARES UNDER THE PLAN. The safekeeping of Common Shares credited to a participant's account is assured since certificates for such shares are not issued unless requested by the participant. Regular statements of account will provide simplified record keeping.

                           ADMINISTRATION

3.  WHO ADMINISTERS THE PLAN?

     Harris Trust and Savings Bank (the "Agent") acts as an agent for participants in the Plan. The Agent keeps a continuing record of each participant's account, sends periodic statements of account to each participant with respect to each month in which a transaction takes place and performs other duties relating to the Plan. Common Shares of the Company purchased under the Plan will be registered in the name of the Agent or its nominee, as Agent for each participant in the Plan, and will be credited to the accounts of the respective participants. Should Harris Trust and Savings Bank resign, another bank will be asked to serve as the Agent. All communications regarding the Plan should be sent to the Agent addressed as follows:

          Telephone and Data Systems, Inc.
          Common Share Automatic Dividend Reinvestment
          and Stock Purchase Plan
          c/o Harris Trust and Savings Bank
          P.O. Box 755
          Chicago, Illinois  60690
          (telephone: 312/360-5337)

     Harris Trust and Savings Bank also acts as dividend disbursing and transfer agent for the Company's Common Shares.

                             PARTICIPATION

4.  WHO IS ELIGIBLE TO PARTICIPATE?

     Holders of record of ten (10) or more of the Company's Common Shares and/or ten (10) or more shares of any of the Company's series of Preferred Shares which were originally issued prior to the Reincorporation Merger (and any subsequently issued Preferred Shares attributed to the TDS Group) are eligible to participate in the Plan. Beneficial owners of Common Shares and any series of Preferred Shares which currently are registered in names other than their own (for example, in the name of a broker or bank nominee) who wish to participate in the Plan must either make appropriate arrangements for their nominee to do so or must become security owners of record by having a minimum of ten (10) shares of each class or series of securities they wish to participate in the Plan transferred into their own name.

     All holders of record of ten (10) or more of each of the above securities are eligible to participate in the Plan, unless they are citizens of a state or foreign jurisdiction in which it would be unlawful for the Company to allow such participation. The Company is not aware of any jurisdiction in which the making of the offer is not in compliance with valid applicable law. If the Company becomes aware of any jurisdiction in which the making of the offer would not be in compliance with valid applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the offer will not be made to holders of shares residing in any such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall not be deemed to be made unless it is made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction, as may be designated by the Company.

5.  HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

     An eligible shareholder may join the Plan at any time by signing an "Authorization Form" and returning it to the Agent. An Authorization Form and postage paid envelope may be obtained by written request addressed to the Agent at the above address or by writing or calling the Company as follows:

          Telephone and Data Systems, Inc.
          Common Share Automatic Dividend Reinvestment
          and Stock Purchase Plan
          30 N. LaSalle, Suite 4000
          Chicago, Illinois  60602
          Attn: Investor Relations Coordinator
          (telephone:  312/630-1900)

6.  WHEN DOES AN ELIGIBLE SHAREHOLDER'S PARTICIPATION START?

COMMON SHAREHOLDERS

     If an Authorization Form directing dividend reinvestment is received from a Common Shareholder by the Agent on or before the last business day of the month preceding the next dividend payment, that dividend will be applied to the purchase of Common Shares under the Plan. If the Authorization Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding payment. Cash dividends on the Common Shares are ordinarily paid in March, June, September and December.

     For example, if the Company's Board of Directors establishes June 30 as the payment date for a Common Share cash dividend, then in order to reinvest the dividends payable on June 30 in new Common Shares under the Plan, a Common Shareholder's Authorization Form must be received by the Agent no later than the last business day in May. If the Authorization Form is received after the last business day in May, the dividends payable on June 30 will be paid in cash and the Common Shareholder's participation in the Plan will commence with the next Common Share cash dividend payment date.

PREFERRED SHAREHOLDERS

     If an Authorization Form directing dividend reinvestment is received from a Preferred Shareholder on or before the 30th day preceding the next dividend payment, that dividend will be applied to the purchase of Common Shares under the Plan. If the Authorization Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding cash dividend payment.

     For example, for holders of Preferred Shares with cash dividends payable on June 1 or July 1 or July 15 to reinvest cash dividends payable on these dates in new Common Shares under the Plan, an Authorization Form must be received by the Agent no later than May 3 or June 2 or June 16, as the case may be. If the Authorization Form is received after May 3 or June 2 or June 16, the dividends payable on June 1 or July 1 or July 15, as the case may be, will be paid in cash and the

Preferred Shareholder's participation in the Plan will commence with the next applicable Preferred Share cash dividend payment date.

OPTIONAL CASH PAYMENTS

     Optional cash payments may be made at any time upon or after enrollment in the Plan and will be used to purchase new Common Shares for the participant's account under the Plan as set forth in the Answers to Questions 12, 13, 15, 16, 17 and 18.

7. WILL A COMMON SHAREHOLDER PRESENTLY ENROLLED IN THE COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT PLAN AND STOCK PURCHASE PLAN FOR SHAREHOLDERS OF TELEPHONE AND DATA SYSTEMS, INC., AN IOWA CORPORATION
    (THE "TDS-IOWA PLAN") CONTINUE TO BE ENROLLED IN THE PLAN?

     Yes. The Company adopted and continued the TDS-Iowa Plan, as amended hereby, on the effective date of the Reincorporation Merger. A Common Shareholder enrolled in the TDS-Iowa Plan will continue to be enrolled in the Plan in accordance with the participation option chosen under the TDS-Iowa Plan, PROVIDED he or she is an eligible shareholder as set forth in the Answer to Question 4, and thus entitled to participate in the Plan, and is investing dividends on a minimum of ten (10) Common Shares held of record.

     If an eligible shareholder enrolled in the TDS-Iowa Plan does not wish to participate in the Plan, he or she should withdraw from the Plan in the manner described in the Answers to Questions 24 and 25. If an eligible shareholder wishes to change the nature of his or her participation from that in the TDS-Iowa Plan, he or she should return an Authorization Form as described herein. If an eligible shareholder enrolled in the TDS-Iowa Plan does not wish to withdraw or change the nature of his or her participation, he or she will be continued in the Plan, the cash dividends on those Common Shares owned of record by that shareholder and designated for reinvestment under the TDS-Iowa Plan and those Common Shares held for the Shareholder in the TDS Share Owner's Account will be used to purchase Common Shares under the Plan at the 5% discount, and he or she may continue to make optional payments of at least $10 per payment up to a maximum of $5,000 per quarter.

8.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form provides for the purchase of new Common Shares through the following investment options offered under the Plan:

     FULL REINVESTMENT - Cash dividends on all shares (Common and/or Preferred) held of record by an ELIGIBLE shareholder will be invested at 95% of market value (see the Answer to Question 13). Optional cash payments of at least $10 per payment may also be invested at 100% of the market value, up to an aggregate of $5,000 per quarter.

     PARTIAL REINVESTMENT - Cash dividends on less than all of the shares
    (but not less than 10 shares of each class or series of participating securities) held of record by an ELIGIBLE shareholder will be invested at 95% of market value (see the Answer to Question 13) and the shareholder will continue to receive cash dividends on the other shares. Optional cash payments of at least $10 per payment may also be invested at 100% of the market value, up to an aggregate of $5,000 per quarter.

     OPTIONAL PAYMENTS ONLY - Optional cash payments may be made of not less than $10 per payment and not more than an aggregate of $5,000 per quarter at 100% of market value (see Answer to Question 13).

     CASH DIVIDENDS ON COMMON SHARES CREDITED TO THE PARTICIPANT'S ACCOUNT UNDER THE PLAN (INCLUDING FRACTIONAL SHARES) ARE AUTOMATICALLY REINVESTED TO PURCHASE ADDITIONAL COMMON SHARES NO MATTER WHICH OPTION IS CHOSEN. The Authorization Form also serves to appoint Harris Trust and Savings Bank as Agent for the participant.

     If a shareholder holds more than one class or series of securities or has more than one stock account pursuant to which he or she is eligible to participate in the Plan (see the Answer to Question 4), A SEPARATE AUTHORIZATION FORM IS REQUIRED FOR EACH CLASS AND SERIES OF SECURITIES AND EACH ACCOUNT THAT HE OR SHE WISHES INCLUDED IN THE PLAN.

9.  IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. An eligible shareholder who desires the dividends on only some of his or her full shares (Common and/or Preferred) to be invested under the Plan may indicate such number of shares upon the applicable Authorization Form(s) under "Partial Dividend Reinvestment" provided that in no event may an eligible shareholder elect to invest dividends on less than ten (10) such shares (see Answer to Question 4).

10.  MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF PARTICIPATION AFTER
     ENROLLMENT?

     Yes. If a shareholder elects to participate pursuant to the optional cash payment option only but later decides to enroll in either the full or partial reinvestment option, a new Authorization Form may be executed and returned to the Agent. If a shareholder elects to participate through the reinvestment of dividends but later decides to change the class or series of securities or number of shares (but not less than ten (10) shares) for which dividends are being reinvested or to participate pursuant to the optional cash payment option only, a new Authorization Form may be executed and returned to the Agent. IT SHOULD BE REMEMBERED THAT, EVEN IF A SHAREHOLDER IS ENROLLED ONLY PURSUANT TO THE OPTIONAL CASH PAYMENT OPTION, THE AGENT WILL REINVEST DIVIDENDS ON ALL SHARES CREDITED TO THE SHAREHOLDER'S PLAN ACCOUNT IN NEW COMMON SHARES.

                               COSTS

11. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. Participants will incur no costs. There are no brokerage fees because Common Shares are purchased directly from the Company. All costs of administration of the Plan will be paid by the Company.

                              PURCHASES

12.  WHEN ARE THE PURCHASE OR INVESTMENT DATES?

COMMON SHARE CASH DIVIDENDS

     The Investment Dates for Common Shares purchased under the Plan with cash dividends on Common Shares are the cash dividend payment dates. The Company usually pays cash dividends on its Common Shares in March, June, September and December.

PREFERRED SHARE CASH DIVIDENDS

     The Investment Dates for Common Shares purchased under the Plan with cash dividends on Preferred Shares are the dividend payment dates for the series of Preferred Shares whose dividends are being reinvested.

     The Company's various outstanding series of Preferred Shares generally pay dividends in cycles of January 1, April 1, July 1 and October 1 or January 15, April 15, July 15 and October 15 or March 1, June 1, September 1 and December 1.

OPTIONAL CASH PAYMENTS

     The Investment Date for any optional cash payment is the first business day of each calendar month on which the Company's Common Shares are traded on the American Stock Exchange.

13.  HOW WILL THE PURCHASE PRICE OF COMMON SHARES BE DETERMINED?

DIVIDEND REINVESTMENT PURCHASE PRICE

     The price of Common Shares purchased with reinvested cash dividends will be 95% of the average daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the Common Shares reported on the American Stock Exchange for a substantial amount of time during any such trading period, the purchase price per share shall be determined by the Company on the basis of such market quotations as it shall deem appropriate. No Common Shares will be sold by the Company at less than the par value of such shares.

OPTIONAL CASH PAYMENT PURCHASE PRICE

     The price of Common Shares purchased with optional cash payments will be the average of the daily high and low sales prices for the Company's Common Shares on the American Stock Exchange, as reported in THE WALL STREET JOURNAL, for a period of ten (10) consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the shares reported on the American Stock Exchange for a substantial amount of time during any such trading period, the purchase price per share shall be determined by the Company on the basis of such market quotations as it shall deem appropriate. No Common Shares will be sold by the Company at less than the par value of such shares.

14.  HOW MANY COMMON SHARES WILL BE PURCHASED FOR PARTICIPANTS?

     The number of Common Shares to be purchased on an Investment Date will be determined by the amount of each participant's dividends (including dividends on Common Shares purchased under the Plan) and/or optional cash payments being invested and the applicable price of the Company's Common Shares. Each participant's account in the Plan will be credited with the number of Common Shares, including fractional shares computed to four decimal places, equal to the amount of the dividends being invested divided by 95% of the applicable purchase price and/or the total amount of any optional cash payments being invested divided by 100% of the applicable purchase price.

                     OPTIONAL CASH PAYMENTS

15.  HOW IS THE OPTIONAL CASH PAYMENT APPLIED TO THE PURCHASE OF COMMON
     SHARES?

     Only shareholders who submit a signed Authorization Form are eligible to make optional cash purchases. Optional payments received prior to the fifth business day prior to the end of a month will be invested on the first business trading day of the next month. Optional payments not received prior to the fifth business day prior to the end of the month will be deposited and invested at the next succeeding monthly optional cash payment Investment Date. For example, an optional cash payment received in the last five business days in May will not be invested until the first business trading day in July.

16.  HOW ARE THE OPTIONAL CASH PAYMENTS MADE?

     The option to make cash payments of not less than $10 per payment and not more than an aggregate of $5,000 per quarter is available to each participant. Cash payments should be sent directly to the Agent. Payments of less than $10 or any amount over $5,000 in the aggregate in any quarter will be returned to the shareholder. For example, if the Agent receives optional cash payments of $2,000 in January, $1,500 in February and $2,000 in March, the $5,500 received for the quarter exceeds the $5,000 limit. Therefore, $500 will be refunded.

     If any holders of record or beneficial owners are affiliates or acting in concert or as a group (based on the good faith judgment of the Company), such record holders or beneficial owners will be treated as one participant for purposes of the optional cash payments under the Plan. Consequently, such group will be limited to cash payments of not more than an aggregate of $5,000 per quarter. Any payments over $5,000 in the aggregate in any quarter will be returned to such group. If such group does not properly designate how any optional cash payment up to $5,000 per quarter should be allocated among persons in the group, such payment will also be returned. An affiliate of a person is a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

     An optional cash payment may be made by a participant when enrolling by enclosing a check or money order payable to Harris Trust and Savings Bank, Agent for the Plan, with the Authorization Form. Thereafter, optional cash payments may be made through the use of cash payment forms sent to participants as part of their statements. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

17.  WHEN SHOULD THE OPTIONAL CASH PAYMENT BE MADE?

     Optional cash payments will be invested on the first business trading day of each month (see the Answer to Question 12). ANY OPTIONAL CASH PAYMENT RECEIVED BY THE COMPANY ON OR AFTER THE FIFTH BUSINESS DAY PRIOR TO THE END OF THE MONTH WILL BE HELD BY THE AGENT UNTIL THE NEXT SUCCEEDING MONTH'S OPTIONAL CASH PAYMENT INVESTMENT DATE. (See Answer to Question 15). SINCE INTEREST WILL NOT BE PAID BY THE AGENT ON OPTIONAL CASH PAYMENTS, IT IS SUGGESTED THAT THESE PAYMENTS SHOULD BE SENT TO THE AGENT AS NEAR IN TIME PRIOR TO THE FIFTH BUSINESS DAY PRIOR TO THE END OF THE MONTH AS POSSIBLE ALLOWING ADEQUATE TIME FOR MAILING.

18.  MAY OPTIONAL CASH PAYMENTS BE RETURNED TO A PARTICIPANT?

     Optional cash payments received by the Agent will be returned to a participant upon written request by such participant received by the Agent at least 48 hours prior to the Investment Date.

                      REPORTS TO PARTICIPANTS

19.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Each participant in the Plan will receive a statement of his or her account with respect to each month in which a transaction takes place. These statements are a participant's continuing record of the cost of his or her purchases. PARTICIPANTS SHOULD RETAIN THESE STATEMENTS FOR INCOME TAX PURPOSES. Each statement will set forth the following information when applicable:

     (a) The total number of Common Shares registered in the name of the participant which is participating in the Plan.

     (b) The total number of Preferred Shares registered in the name of the participant which is participating in the Plan.

     (c) The total number of Common Shares which have been accumulated under the Plan by the Participant but for which certificates have not been issued (See Answer to Question 21).

     (d) The following information for each transaction during the month and all transactions to date during the current year:

          (i)  the amount of dividends, and/or optional cash invested;

         (ii)  the price per Common Share for each transaction;

        (iii)  the number of Common Shares purchased; and

         (iv)  certain tax information.

     In addition, each participant will receive copies of communications sent to every other holder of the Company's Common Shares, including the Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and Proxy Statement, and Internal Revenue Service ("IRS") information on Form 1099 for reporting dividend income.

                                DIVIDENDS

20.  WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes. Participants will be credited with the amount of dividends attributable to fractions of shares in their accounts under the Plan and such dividends will be reinvested.

                          CERTIFICATES FOR SHARES

21. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON SHARES PURCHASED UNDER THE PLAN?

     Normally, certificates for the Company's Common Shares purchased under the Plan will not be issued to participants. The number of Common Shares credited to a participant's account under the Plan will be shown on each statement of account mailed to the participant. This convenience protects against loss, theft, or destruction of stock certificates.

     Certificates for any number of whole Common Shares credited to an account under the Plan will be issued upon the written request of the participant to the Agent and issuance of such certificates will not terminate participation in the Plan. Any remaining full shares and fraction of a share will continue to be credited to the participant's Plan account.

     Dividends on Plan Common Shares for which a participant requests and receives a certificate will be reinvested in the Company's Common Shares at the 5% discount under the Plan and the Common Shares purchased therewith will be credited to the Participant's Plan IF the participant continues to own these Common Shares and has elected full dividend reinvestment of Common Shares on his or her current Common Share Authorization Form. A participant who continues to own the Common Shares in question and desires to have the dividends on these shares reinvested in the Company's Common Shares but who does not have an existing Authorization Form for Common Shares or has elected only partial reinvestment of his or her Common Share dividends on the current Authorization Form will have to execute a new Authorization Form and return it to the Agent as set forth in the Answer to Question 10. Otherwise, dividends on these Common Shares will not be reinvested in the Company's Common Shares at the 5% discount as they were when they were held for the participant in the Plan. Rather, the dividends on the Common Shares in question will be paid to the Shareholder in cash.

     Common Shares credited to the account of a participant under the Plan may not be pledged as collateral otherwise transferred. A participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in his or her name.

     Certificates for fractional shares will not be issued under any circumstances.

     An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for Common Shares purchased under the Plan. This request should be sent to the Agent (see Answer to Question 3).

22.  IN WHOSE NAME WILL CERTIFICATES BE ISSUED?

     Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of participants will be similarly registered.

                         SAFEKEEPING OF SHARES

23. MAY PARTICIPANTS TRANSFER SHARES WHICH ARE DESIGNATED FOR PARTICIPATION IN THE PLAN TO THE AGENT FOR SAFEKEEPING?

     Yes. Participants may transfer to the Agent for safekeeping certificates representing Common Shares registered in their names. These shares will be credited to the participants' accounts under the Plan along with shares purchased for them under the Plan. There is no charge for this service. The stock certificates should be sent by registered mail, return receipt requested and properly insured, to the Agent. Certificates should not be endorsed.

     Dividends will be reinvested in shares represented by the certificates transferred to the Agent.

                              WITHDRAWAL

24.  WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time by notifying the Agent in writing. If the notice of termination is received by the Agent prior to the fifth business day preceding the record date for the next Common Share cash dividend or prior to the 14th day preceding the next applicable Preferred Share cash dividend, as the case may be, the amount of that dividend will be paid to the withdrawing participant, and any optional cash payment which would otherwise have been invested on such Investment Date will be returned to the withdrawing participant, provided that the notification of termination is received more than five business days prior to the Investment Date on which that optional cash payment would have been invested. If the notice of termination is received by the Agent on or after the record date for the next Common Share cash dividend or on or after the 14th day preceding the next applicable Preferred Share cash dividend, as the case may be, the next dividend will be reinvested and subsequent dividends will be paid in cash. If notification of termination is received during the five business days prior to the Investment Date on which an optional cash payment would be invested, that cash payment will be invested.

     Dividends paid after withdrawal from the Plan will be paid in cash directly to the shareholder unless he or she elects to rejoin the Plan, which the shareholder may do as set forth in the Answer to Question 26.

25. WHAT HAPPENS WHEN A PARTICIPANT WITHDRAWS FROM THE PLAN OR THE PLAN IS TERMINATED?

     When a participant withdraws from the Plan, or ceases to be a shareholder of record, or ceases to be an eligible shareholder, or upon termination of the Plan by the Company, a certificate for the whole Common Shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fractional share. This cash payment will be based on the closing price of the Company's Common Shares on the American Stock Exchange as of the date the written request for withdrawal is received, or the participant ceases to be a shareholder of record, or the participant ceases to be an eligible shareholder, or the Plan is terminated, whichever is applicable, or if no trading occurs on such date, the next day on which the Common Shares are traded.

                         OTHER INFORMATION

26.  WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

     Generally, a shareholder may rejoin the Plan at any time, provided he or she is an eligible shareholder, by submitting a new Authorization Form. However, the Company reserves the right to reject any Authorization Form from a previous participant on the grounds of repeated joinings and withdrawals from Plan participation. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

27. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS ALL OF HIS OR HER REGISTERED STOCK (OR CEASES TO BE AN ELIGIBLE SHAREHOLDER)?

     If a participant ceases to be a shareholder of record holding a certificate for shares on the books of the Company (or ceases to be an eligible shareholder as set forth in the Answer to Question 4), a certificate for the whole Common Shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fractional share. Thereafter, the shareholder may rejoin the Plan as set forth in the Answer to Question 26 if he or she is or becomes an eligible shareholder (see the Answer to Question 4).

28. WHAT HAPPENS WHEN A PARTICIPANT WHO IS REINVESTING DIVIDENDS ON ALL OR LESS THAN ALL OF THE SHARES REGISTERED IN HIS OR HER NAME SELLS OR TRANSFERS A PORTION OF SUCH SHARES?

     If a participant who is reinvesting dividends on all or only a portion of shares registered in his or her name disposes of a portion of such shares, the Company will continue to reinvest dividends on the remainder of the shares registered in the participant's name up to the number indicated on the participant's Authorization Form as the number of shares for which dividends are to be reinvested, PROVIDED the participant remains an eligible shareholder as set forth in the Answer to Question 4. For example, if a participant authorized the Company to reinvest dividends on 50 Common Shares of a total of 100 Common Shares registered in his or her name, and then disposes of 25 Common Shares, the Company would continue to reinvest dividends on 50 of the remaining 75 shares. IF THE PARTICIPANT DISPOSES OF 95 COMMON SHARES, HE OR SHE WOULD NO LONGER BE ELIGIBLE FOR PARTICIPATION IN THE PLAN (see the Answer to Question 4) and a certificate for the whole Common Shares credited to his or her account under the Plan would be issued and a cash payment would be made for any fractional share remaining in the account.

29.  DOES PARTICIPATION IN THE PLAN INVOLVE RISK?

     The Plan itself creates no risk. The risk to participants is the same as with any other investment in the Company's Common Shares. It should be recognized that since investment prices are determined as an average of the daily high and low sales prices for a period of ten (10) consecutive trading dates on which the Company's Common Shares are traded (see Answer to Question
13), a participant loses any advantage otherwise available from being able to select the timing of his or her investment. PARTICIPANTS MUST RECOGNIZE THAT NEITHER THE COMPANY NOR THE AGENT CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

     SHAREHOLDERS ARE REFERRED TO THE RISK FACTORS DESCRIBED IN THE COMPANY'S PROSPECTUS DATED MARCH 24, 1998 WHICH IS A PART OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-42535), WHICH IS INCORPORATED BY REFERENCE HEREIN.

30. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     Any Common Shares distributed by the Company as a stock dividend on shares credited to a participant's Plan account, or upon any split of such shares, will be credited to the participant's Plan account.

     Stock dividends distributed on Common Shares in shares of any other class of capital stock will be mailed directly to the shareholder in the same manner as to shareholders not participating in the Plan. However, if a dividend reinvestment plan or bookkeeping entry facility is established for the shares of such other capital stock distributed as a dividend, the participant will automatically become a participant of such dividend reinvestment plan or bookkeeping entry facility and the shares distributed to such participant will instead be credited to the participant's account. In a rights offering, a participant's entitlement will be based upon his or her total holdings, including shares credited to the participant's account under the Plan. Rights certificates will be issued for the number of whole Common Shares only, however, and rights based on a fraction of a Common Share held in a participant's Plan account will be sold for the participant's account and the net proceeds will be treated as an optional cash payment.

31.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT SHAREHOLDERS' MEETINGS?

     All Common Shares held in the Plan for a participant will be voted as the participant directs on a proxy or voting instruction form which will be furnished to the participant. If the participant does not return the proxy or form to the Agent, the Agent will not vote the participant's Plan shares.

32.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
     PLAN?

     The following discussion sets forth the general Federal income tax consequences for participants in the Plan. However, the discussion is not intended to be an exhaustive treatment of such tax consequences. For example, the discussion does not address the treatment of stock dividends, stock splits or a rights offering to participants in the Plan. It also does not address differences in tax treatment with respect to participants who do not hold the Common Shares as capital assets. Because the tax laws are complex and constantly changing, participants are urged to consult their own tax advisors regarding the tax consequences of participating in the Plan (including the effects of any applicable state, local or foreign tax laws) and for rules regarding the tax basis in special cases such as the death of a participant or a gift of Common Shares held under the Plan and for other tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the Federal income tax treatment discussed herein.

     In general, participants in the Plan who elect to reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on the dividend payment date of the Common Shares purchased with reinvested dividends (rather than a distribution in the amount of cash otherwise payable to the participant). Participants should not be treated as receiving an additional distribution based upon their pro rata share of the Plan administration costs paid by the Company; however, there can be no assurance that the Internal Revenue Service ("IRS") will agree with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

     Generally, the distribution described above (the fair market value of the Common Shares purchased with reinvested dividends) will be taxable to participants as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits for Federal income tax purposes. The amount of the distribution in excess of such earnings and profits will reduce a participant's tax basis in the Common Shares with respect to which such distribution was received, and, to the extent in excess of such basis, result in capital gain. Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction.

     Tax information will be shown on the statements of account sent to participants which participants should retain for tax purposes. These statements are important for computing the tax basis of Common Shares acquired under the Plan. The Form 1099 which each participant will receive annually will include the income which is deemed to result from the receipt of the Common Shares under the Plan.

     As a general rule, the tax basis of shares (or any fraction of a share) purchased with reinvested dividends will equal the fair market value of such shares (or fractional share) as reported to participants on their statements.

     A participant should not be treated as having received a distribution from the Company as the result of making an optional cash payment under the Plan. The tax basis of shares (or any fraction thereof) purchased with optional cash payments will be the amount of such cash payment.

     The holding period for Common Shares (or a fraction thereof) received as a result of reinvestment of dividends under the Plan or through optional cash payments will begin on the day following the purchase date.

     Participants will generally not realize any taxable income when they receive certificates for whole Common Shares credited to their accounts under the Plan, either upon their request for certificates for certain of those shares, upon ceasing to be a shareholder of record, upon ceasing to be an eligible shareholder, or upon withdrawal from or termination of the Plan. However, a participant may realize a gain or loss when Common Shares acquired under the Plan are subsequently sold. In addition, participants may realize gain or loss when they receive a cash adjustment for fractional shares credited to their accounts upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the Participant sells less than all of his or her shares). Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares or fractional shares exceeds one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain taxpayers. The distinction between capital gain or loss and ordinary income and loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any loss may be disallowed under the "wash sale" rules to the extent the shares disposed of are replaced (through the Plan or otherwise) during the 61-day period beginning 30 days before and ending 30 days after the date of disposition.

33. WHAT PROVISION IS MADE FOR SHAREHOLDERS (FOREIGN AND DOMESTIC) WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?

     In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Agent will invest in the Company's Common Shares an amount equal to the dividends of such foreign participants less the amount of tax required to be withheld. Optional cash payments received from foreign shareholders must be in United States currency and will be invested in the same way as optional cash payments from other participants.

     Under certain circumstances, the Company may be required to backup-withhold income tax on the dividends of participating domestic shareholders, including those domestic shareholders who do not accurately report their dividend income, fail to provide the Company with their taxpayer identification number, provide the Company with an incorrect taxpayer identification number or fail to provide the Company with a certificate setting forth that they are not subject to backup withholding. If this should occur, thirty-one percent (31%) of the dividend income, or such other percentage as may be required from time to time, will be withheld.

     The statements of account sent to participants will indicate the amount of any income tax withheld. The Company cannot refund amounts withheld. Participants subject to withholding should contact their tax advisors or the IRS for additional information.

34. WHAT ARE THE RESPONSIBILITIES OF THE SHAREHOLDERS' AGENT AND THE COMPANY UNDER THE PLAN?

     In performing their duties under the Plan, the Agent and the Company will at all times act in the best interests of the participants. However, they will not be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

     Although the Plan contemplates the continuation of quarterly Common Share dividend payments, the payment of future Common Share dividends will depend upon future earnings, the amount available for the payment of dividends by the TDS Group and the Company, the financial condition of the TDS Group, the Company and other factors.

                         TERMINATION BY COMPANY

35.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of such suspension, modification or termination.

                              LEGAL MATTERS

     Certain legal matters relating to the securities offered hereby will be passed upon for the Company by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.

                               EXPERTS

     The audited consolidated financial statements of the Company and its Subsidiaries incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP independent public accountants, as indicated in their reports with respect thereto, and have been so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     Future consolidated financial statements of the Company and its Subsidiaries and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that such firm has examined those financial statements and consented to the use of their reports thereon.

                   WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials may also be accessed electronically by means of the SEC's web site at http://www.sec.gov.

     The Company filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirety by such other information.

     The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's business and finances.

     1.   TDS's Annual Report on Form 10-K for the year ended December 31,
          1997;

     2.   TDS's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1998;

     3. TDS's Current Reports on Form 8-K, reporting events on January 28, February 10, March 24, April 17, April 21 and April 27, 1998;

     4. The Company's Prospectus dated March 24, 1998, which is part of its Registration Statement on Form S-4 (Registration Number 333-42535); and

     5. The Company's Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of the Company's capital stock.

     This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC between the date of this Prospectus and the date our offering is completed.

     YOU MAY OBTAIN COPIES OF SUCH DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30
N. LASALLE STREET, CHICAGO, IL 60602, (312) 630-1900. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO MAKING AN INVESTMENT DECISION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS.
 YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF SUCH PROSPECTUS, AND NEITHER THE MAILING OF THE PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ANY SECURITIES HEREUNDER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROSPECTUS DOES NOT OFFER TO BUY OR SELL ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                                PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Previously disclosed in the original Registration Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Restated Certificate of Incorporation provides that TDS shall indemnify directors and officers of TDS, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law, as more specifically provided in the Restated Bylaws of TDS. The Restated Bylaws provide for indemnification and permit the advancement of expenses by TDS generally in the same manner and to the extent permitted by the Delaware General Corporation Law, subject to compliance with certain requirements and procedures specified in the Restated Bylaws. In general, the Restated Bylaws require that any person seeking indemnification must provide TDS with sufficient documentation as described in the Restated Bylaws and, if an undertaking to return advances is required, to deliver an undertaking in the form prescribed by TDS and provide security for such undertaking if considered necessary by TDS. In addition, the Restated Bylaws specify that, except to the extent required by law, TDS does not intend to provide indemnification to persons under certain circumstances, such as where the person was not acting the interests of TDS or was otherwise involved in a crime or tort against TDS.

          Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

          Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

          Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

          The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

          The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

          The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.               Description
-------             -----------
4.1                 Restated Certificate of Incorporation of the Registrant,
                    is hereby incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A/A-3)

4.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A/A-3)

5                   Opinion of Counsel

23.1                Consent of Independent Accountants

23.2                Consent of Counsel (contained in Exhibit 5)

24                  Powers of Attorney (included on Signature Page)

99.1 Telephone and Data Systems, Inc. Series A Common Share Automatic Dividend Reinvestment Plan (included in the Prospectus related to the Series A Plan which is a part of this Registration Statement)

99.2 Telephone and Data Systems, Inc. Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus related to the Common Share Plan which is a part of this Registration Statement)

ITEM 17.  UNDERTAKINGS.

          The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to
               Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering hereof.

          5. That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 22nd day of May, 1998.

                             TELEPHONE AND DATA SYSTEMS, INC.

                              By:  /s/ LeRoy T. Carlson
                                   ---------------------------
                                   LeRoy T. Carlson, CHAIRMAN


                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints LeRoy
T. Carlson and LeRoy T. Carlson, Jr., and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the 22nd day of May, 1998.

       Signature                           Title

  /s/LeRoy T. Carlson
  ----------------------------      CHAIRMAN AND DIRECTOR
       LeRoy T. Carlson

  /s/LeRoy T. Carlson, Jr.
  ----------------------------      PRESIDENT AND DIRECTOR (CHIEF EXECUTIVE
       LeRoy T. Carlson, Jr.        OFFICER)


  /s/Murray L. Swanson
  ----------------------------      EXECUTIVE VICE PRESIDENT - FINANCE AND
       Murray L. Swanson            DIRECTOR (PRINCIPAL FINANCIAL OFFICER)


 /s/James Barr III
  ----------------------------      DIRECTOR
       James Barr III

 /s/Rudolph E. Hornacek
  ----------------------------      DIRECTOR
       Rudolph E. Hornacek

 /s/Donald C. Nebergall
  ----------------------------      DIRECTOR
       Donald C. Nebergall



            PAGE 1 OF 2 SIGNATURE PAGES TO POST-EFFECTIVE AMENDMENT NO. 1 TO SERIES A AND COMMON SHARE DIVIDEND REINVESTMENT PLAN
              REGISTRATION STATEMENTS ON FORM S-3

 /s/Herbert S. Wander
  ----------------------------      DIRECTOR
       Herbert S. Wander

 /s/Walter C.D. Carlson
  ----------------------------      DIRECTOR
       Walter C.D. Carlson

  /s/Letitia C.G. Carlson
  ----------------------------      DIRECTOR
       Letitia C.G. Carlson

 /s/Donald R. Brown
  ----------------------------      DIRECTOR
       Donald R. Brown


  ----------------------------      DIRECTOR
       George W. Off

 /s/Martin L. Solomon
  ----------------------------      DIRECTOR
       Martin L. Solomon

 /s/ Gregory J. Wilkinson
  ----------------------------      VICE PRESIDENT AND CONTROLLER (PRINCIPAL
       Gregory J. Wilkinson         ACCOUNTING OFFICER)
























            PAGE 2 OF 2 SIGNATURE PAGES TO POST-EFFECTIVE AMENDMENT NO. 1 TO SERIES A AND COMMON SHARE DIVIDEND REINVESTMENT PLAN
              REGISTRATION STATEMENTS ON FORM S-3

                                    EXHIBIT INDEX



   The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.               Description
--------            -----------

4.1 Restated Certificate of Incorporation of the Registrant, is hereby incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A/A-3)

4.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A/A-3)

5                   Opinion of Counsel

23.1                Consent of Independent Accountants

23.2                Consent of Counsel (contained in Exhibit 5)

24                  Powers of Attorney (included on Signature Page)

99.1 Telephone and Data Systems, Inc. Series A Common Share Automatic Dividend Reinvestment Plan (included in the Prospectus related to the Series A Plan which is a part of this Registration Statement)

99.2 Telephone and Data Systems, Inc. Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus related to the Common Share Plan which is a part of this Registration Statement)